FOR IMMEDIATE RELEASE:

Investor Contact:
James F. Laird-Chief Financial Officer
614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR SECOND QUARTER 2014

Columbus, Ohio - July 30, 2014 - Diamond Hill Investment Group, Inc. (the “Company,” "we," "us") (NASDAQ:DHIL) today reported unaudited results for the quarter ended June 30, 2014 and filed its Form 10-Q.

	Three Months Ended June 30,
	2014	2013	Change
Revenue	$25,440,213	$19,914,101	28%
Net operating income	9,673,605	7,151,691	35%
Operating margin	38%	36%
Investment income	1,321,914	728,725
Net income	6,928,034	4,711,545	47%
Earnings per share - diluted	$2.12	$1.45	46%

	Six Months Ended June 30,
	2014	2013	Change
Revenue	$48,629,309	$38,289,476	27%
Net operating income	18,245,390	13,779,305	32%
Operating margin	38%	36%
Investment income	1,838,442	2,553,384
Net income	12,677,633	10,042,277	26%
Earnings per share - diluted	$3.90	$3.12	25%

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

	As Of
	June 30, 2014	December 31, 2013	June 30, 2013
Assets under management (millions)	$14,204	$12,186	$10,427
Book value per share (a)	$19.61	$13.80	$12.06
Total outstanding shares	3,306,084	3,257,247	3,261,594

(a) - A $3 per share special dividend was paid in December 2013.

	Change in Assets Under Management
	For the Three Months Ended June 30,
(in millions)	2014	2013
AUM at beginning of the period	$12,986	$10,574
Net cash inflows (outflows)
proprietary funds	482	218
sub-advised funds	66	(782)
institutional accounts	65	(142)
	613	(706)
Net market appreciation and income	605	559
Increase (decrease) during the period	1,218	(147)
AUM at end of the period	$14,204	$10,427

	Change in Assets Under Management
	For the Six Months Ended June 30,
(in millions)	2014	2013
AUM at beginning of the period	$12,186	$9,429
Net cash inflows (outflows)
proprietary funds	847	360
sub-advised funds	99	(819)
institutional accounts	226	(175)
	1,172	(634)
Net market appreciation and income	846	1,632
Increase during the period	2,018	998
AUM at end of the period	$14,204	$10,427

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $14.2 billion in assets under management as of June 30, 2014.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we provide performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Net Operating Income After Tax” that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of the Company and subsidiaries.

The Company defines “net operating income after tax” as our net operating income less income tax provision, excluding investment income and the tax impact related to the investment income. We believe that “net operating income after tax” provides a good representation of our operating performance, as it excludes the impact of investment income on financial results. The amount of the investment portfolio and market fluctuations on the investments may change significantly from one period to another, which can distort the underlying earnings of a company. We also believe “net operating income after tax” is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change
Net operating income, GAAP basis	$9,674	$7,152	35%	$18,245	$13,779	32%
Non-GAAP adjustments:
Tax provision excluding impact of investment income	(3,579)	(2,876)	24%	(6,728)	(5,307)	27%
Net operating income after tax, non-GAAP basis	$6,095	$4,276	43%	$11,517	$8,472	36%

Net operating income after tax per diluted share, non-GAAP basis	$1.87	$1.32	42%	$3.54	$2.63	35%

The tax provision excluding impact of investment income is calculated by applying the tax rate calculated from the income statement to net operating income.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com